                                                                    Exhibit 4.4

                              SECURITIES AGREEMENT
                              --------------------


                  THIS AGREEMENT is made as of the 11th day of January, 1996 by and among RPM, INC., an Ohio corporation ("RPM"), J. MYRON WELLS, LINDA C. SLADE, JOSEPH J. SLADE, and DOUGLAS G. GREENE, the shareholders
("Shareholder(s)") of TCI, INC., a Georgia corporation ("TCI").

                                   WITNESSETH:

                  WHEREAS, RPM and Shareholders have entered into an Agreement and Plan of Reorganization of even date herewith ("Reorganization Agreement") pursuant to which Shareholders are receiving RPM Common Shares, without par value ("RPM Shares"), in exchange for their shares of Common Stock, $1.00 par value per share, in TCI (the TCI shares are herein referred to as the "TCI Shares" and the reorganization is herein referred to as the "Reorganization"); and

                  WHEREAS, RPM and Shareholders have agreed that the issuance of the RPM Shares and the issuance of the TCI Shares in the Reorganization shall be pursuant to the "private offering" exemption from registration with the Securities and Exchange Commission ("SEC") provided by Section 4(2) of the Securities Act of 1933 (the "Act") and Rule 506 promulgated pursuant to the Act; and

                  WHEREAS, RPM and Shareholders have agreed that the issuance of the RPM Shares shall be exempt from Georgia registration under O.C.G.A. ss.10-5-8(8.1) and the issuance of the TCI Shares shall be exempt from Georgia registration under O.C.G.A. ss.10-5-9(13); and

                  WHEREAS, RPM and Shareholders have further agreed that Shareholders shall have, under the terms and conditions herein set forth, the right to require or cause RPM to register the RPM shares received by such Shareholders (the "Registrable RPM Shares") with the SEC; and

                  WHEREAS, Shareholders also desire that the Reorganization be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986; and

                  WHEREAS, RPM also desires that the Reorganization be treated as a pooling-of-interest for accounting purposes;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and in the Reorganization Agreement, RPM and Shareholders hereby agree as follows:

1.       EXEMPTION FROM REGISTRATION UNDER SECTION 4(2) AND RULE 506.
         ------------------------------------------------------------

                  In connection with each Shareholders' investment in the Registrable RPM Shares, each Shareholder hereby represents, warrants, covenants and agrees as follows:

                  1.1 ACCREDITED INVESTOR. Each Shareholder either is an "Accredited Investor" as defined in Rule 501 promulgated pursuant to the Act or has, either alone or with his or her purchaser representative, such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of investment in the RPM Shares. Shareholders Linda C. Slade, Joseph J. Slade, and Douglas G. Greene each hereby appoint J. Myron Wells as their purchaser representative, and J. Myron Wells hereby accepts such appointment and agrees to act in good

                                        2

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faith on behalf of such Shareholders appointing him in his capacity as purchaser representative.

                  1.2 INFORMATION RECEIVED. Each Shareholder, directly or through his or her purchaser representative, has received a copy of (i) RPM's Annual Report to Shareholders for the fiscal year ended May 31, 1995, (ii) Proxy Statement for the October 12, 1995 Annual Meeting of RPM shareholders, (iii) Annual Report on Form 10-K for the fiscal year ended May 31, 1995, as filed with the SEC, (iv) a Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995, as filed with the SEC, (v) Amendment No. 2 to Form S-3 Registration Statement, Registration No. 33-61513, dated September 18, 1995,
(vi) Amendment No. 2 to Form S-4 Registration Statement, Registration No. 33-61541, dated October 6, 1995, (vii) Form 8-K Current Report dated July 24, 1995, as amended, (viii) a brief description of the RPM Shares being offered,
(ix) any material changes in RPM's affairs that are not disclosed in the documents furnished pursuant to this Section 1.2, which description, if any, is included in the copy of the letter attached hereto as Exhibit A, (x) a description of the terms or arrangements materially different from those for other TCI Shareholders, which description (unless described in the Reorganization Agreement) is included in the copy of the letter attached hereto as Exhibit A. No Shareholder has made a written request to RPM that it make available to him or her any exhibits to any of the documents listed in clauses
(i) - (vii) above. Each Shareholder, directly or through his or her purchaser representative, has had at a reasonable time prior to the date of this Agreement the opportunity

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to ask questions of and receive answers from RPM concerning the terms and conditions of the Reorganization, the Registrable RPM Shares and the business of RPM and to obtain any additional information which RPM possesses or can acquire without unreasonable effort or expense that each Shareholder has deemed necessary to verify the accuracy of the information furnished pursuant to this
Section 1.2.

                  1.3 LIMITATIONS ON RESALE. Each Shareholder is aware that the Registrable RPM Shares have not been registered under the Act and that he or she must hold such shares indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Each Shareholder is also aware that any sales of the Registrable RPM Shares pursuant to SEC Rule 144 may be made only after the minimum two (2) year holding period and subject to the limitations on volume and manner of sale set forth therein and only if RPM satisfies the requirements therefor. Each Shareholder is acquiring the Registrable RPM Shares for his or her own account, for investment and not with a view to the distribution thereof and will not sell, transfer or otherwise dispose of such Registrable RPM Shares unless a registration statement filed with the SEC pursuant to the Act with respect thereto is in effect or RPM shall have received an opinion of counsel reasonably satisfactory to it to the effect that such registration is not required. Each Shareholder acknowledges and agrees that the certificates representing the Registrable RPM Shares to be received by him or her shall bear a legend stating the substance of such restrictions, as well as those provisions of

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Section 5 hereof, and that RPM may issue stop transfer instructions to the transfer agent of RPM Shares to preclude any transfer in violation of such restrictions. Each Shareholder further acknowledges that prior to execution and delivery of this Agreement he or she received a written disclosure of the foregoing limitations on resale of the Registrable RPM Shares and of the facts that the certificates representing such shares will bear the above-referenced legend and that the above-referenced stop transfer instructions will be issued as necessary. RPM agrees to cause the restrictive legend referred to above to be removed from RPM Share Certificates for any Shareholder who qualifies under Rule 144(k).

                  1.4 INVESTMENT DECISION. Based upon the information delivered to each Shareholder pursuant to this Section 1, a thorough review of this Agreement, the Reorganization Agreement, and the other agreements and documents delivered in connection therewith (including the Exhibits and Disclosure Schedules thereto), each Shareholder understands the terms and conditions of the Reorganization and of the Registrable RPM Shares to the extent necessary to make the investment decision required by this Agreement and the Reorganization Agreement.

                  In connection with RPM's investment in the TCI Shares, RPM hereby represents, warrants, covenants, and agrees as follows:

                  1.5 ACCREDITED INVESTOR. RPM is an "Accredited Investor" as defined in Rule 501 promulgated pursuant to the Act.

                  1.6 MANNER OF OFFERING. The TCI Shares were not purchased as a result of or by means of any form of general or public solicitations or advertisements.

                                        5

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                  1.7      INVESTMENT INTENT.  RPM has purchased the TCI Shares
for investment for its own account, with the intent of holding the TCI Shares for investment and without the intent of participating directly or indirectly in a distribution of the TCI Shares.

                  1.8      LIMITATIONS ON RESALE.
                           ----------------------

                  (a) RPM is aware that the TCI Shares have not been registered under the Act and that it must hold such shares indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. RPM is also aware that any sales of the TCI Shares pursuant to SEC Rule 144 may be made only after the minimum two (2) year holding period and subject to the limitations on volume and manner of sale set forth therein and only if TCI satisfies the requirements therefor. RPM is acquiring the TCI Shares for its own account, for investment and not with a view to the distribution thereof and will not sell, transfer or otherwise dispose of the TCI Shares unless a registration statement filed with the SEC pursuant to the Act with respect thereto is in effect or TCI shall have received an opinion of counsel reasonably satisfactory to it to the effect that such registration is not required. RPM acknowledges and agrees that the certificates representing the TCI Shares to be received by it shall bear a legend stating the substance of such restrictions, and that TCI may issue stop transfer instructions to the transfer agent of TCI Shares to preclude any transfer in violation of such restrictions. RPM further acknowledges that prior to execution and delivery of this Agreement it received a written disclosure of the foregoing limitations on resale of the TCI Shares and of the facts

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that the certificates representing such shares will bear the above-referenced legend and that the above-referenced stop transfer instructions will be issued as necessary. TCI agrees to cause the restrictive legend referred to above to be removed from TCI Share Certificates for any shareholder who qualifies under Rule 144(k).

                  (b) RPM agrees that the certificates representing the TCI Shares shall contain substantially the following legend:

                  THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE OF PARAGRAPH (13) OF CODE SECTION 9 OF THE "GEORGIA SECURITIES ACT OF 1973," AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

2.       REGISTRATION RIGHTS.
         --------------------

                  2.1 SHELF REGISTRATION RIGHTS. From and after the date RPM publicly announces financial results covering at least thirty (30) days of combined operations of RPM and TCI as described in Section 5 of this Agreement, if RPM shall receive a written request (or has previously received a written request which has not been revoked) from Shareholders owning more than 25% of the Registrable RPM Shares that RPM file a registration statement under the Act, or a similar document pursuant to any other statute then in effect corresponding to the Act, covering the registration of at least 25% of the Registrable RPM Shares, then RPM shall promptly notify the other Shareholders of such request giving them not less than twenty (20) days to request to include all or any portion of their Registrable RPM Shares in such registration and shall cause all Registrable RPM Shares that Shareholders have requested be registered to be registered under the Act in a registration

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intended to permit the offering of the Registrable RPM Shares from time to time
(the "Shelf Registration Statement"). Whenever requested under this Section 2.1 to effect the registration of any Registrable RPM Shares, RPM shall, as expeditiously as reasonably possible (i) prepare and file with the SEC the Shelf Registration Statement with respect to such Registrable RPM Shares and cause such registration statement to become and remain effective; provided, however, RPM shall in no event be obligated either to file more than one (1) such registration statement in any given six (6) month period or to cause any such registration to remain effective for more than 24 months (although RPM shall be obligated to keep such registration effective for twenty-four (24) months), (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the Prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement, (iii) furnish to Shareholders such numbers of copies of a Prospectus in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable RPM Shares owned by them, and (iv) register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that RPM shall not be required in connection therewith or as a condition thereto to qualify to do business or to

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file a general consent to service of process in any such states or jurisdictions. RPM shall be obligated to effect only a maximum of two (2) Shelf Registration Statements pursuant to this Section 2.1 and shall have no obligation with respect to any request for registration made by any Shareholder pursuant hereto unless such request is received by RPM before the date two (2) years from the date hereof. Notwithstanding anything to the contrary contained in this Section 2.1, RPM's obligation to cause any Registrable RPM Shares to be registered under the Act shall be limited by any technical or legal reasons preventing such registration, such as a pending acquisition of another corporation, the unavailability of required audited financial statements, or other similar substantial reasons. In addition, RPM shall retain sole discretion in responding to Securities and Exchange Commission staff comments with respect to registering the Registrable RPM Shares under the Act and shall not be required to agree to any staff comments which RPM reasonably believes are not applicable to it or would be materially detrimental to its ongoing business.

                  2.2 RPM REGISTRATION; SHAREHOLDERS' "PIGGYBACK" REGISTRATION RIGHTS. If at any time RPM shall file with the SEC a registration statement under the Act with respect to a public offering by RPM of any equity securities other than a registration on Form S-4 or S-8 or any successor form to such forms or filed in connection with an exchange offer or an offering of securities solely to the existing shareholders or employees of RPM and the form of such registration statement may be used under the Act with respect to a public offering of the Registrable RPM Shares by the

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holders thereof, RPM will, at least thirty (30) days prior to filing such registration statement, notify the Shareholders of such Registrable RPM Shares in writing of its intention to make such filing. Upon the written request by each Shareholder given within twenty (20) days after mailing of such notice by RPM in accordance with Section 7.1 hereof, RPM shall, subject to the provisions of Section 3 hereof, cause to be registered under the Act all the Registrable RPM Shares that each such Shareholder has requested to be registered. RPM shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration without any liability to Shareholders who would have participated in such registration in the event it had not been terminated or withdrawn by RPM. Whenever required under this Section 2.2 to effect the registration of any Registrable RPM Shares, RPM shall, as expeditiously as reasonably possible (i) prepare and file with the SEC a registration statement with respect to such Registrable RPM Shares and use its best efforts to cause such registration statement to become and remain effective; provided, however, RPM shall in no event be obligated to cause any such registration to remain effective for more than ninety (90) days, or such shorter period as is required to dispose of all securities covered by such registration statement, (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the Prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement, (iii) furnish to

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Shareholders such numbers of copies of a Prospectus in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable RPM Shares owned by them, and (iv) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that RPM shall not be required in connection therewith or as a condition thereto to register any of the Registrable RPM Shares under any securities laws of any state in which RPM is not otherwise registering its securities in connection with such registration or to qualify to do business or to file a general consent to service of process in any state or jurisdiction. To the extent that all Registrable RPM Shares desired to be sold in connection with a registration pursuant to this Section 2.2 are not included in the registration statement in accordance with Section 3 hereof, then the Registrable RPM Shares to be included in the registration statement shall be determined on a pro rata basis based upon the number of shares sought to be included in the registration statement by holders of piggyback registration rights with respect to RPM securities. No securities requested to be included in such registration statement by a holder of RPM securities who does not possess piggyback registration rights with respect thereto shall be included in such registration statement unless all Registrable RPM shares sought to be sold are included therein.

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                  2.3      SHAREHOLDERS' OBLIGATION TO FURNISH INFORMATION.  It
shall be a condition precedent to the obligations of RPM to take any action pursuant to Section 2 hereof that Shareholders shall furnish to RPM such information regarding them, the Registrable RPM Shares held by them, and the intended method of disposition of such securities as RPM shall reasonably request and as shall be required in connection with the action to be taken by RPM; provided, however, that RPM shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the selling Shareholders.

                  2.4 EXPENSES OF REGISTRATION. All expenses incurred in connection with a registration pursuant to Section 2.1 or 2.2 (excluding underwriters' discounts and commissions and brokerage or dealer commissions or fees and expenses of legal or other counsel to Shareholders), including without limitation all registration and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for RPM, shall be borne by RPM; provided, however, that RPM shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the selling Shareholders.

                  2.5 DELAY OF REGISTRATION. No Shareholder shall have any right to take any action to restrain, enjoin or otherwise delay any registration statement under this Section 2 as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

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                  2.6      INDEMNIFICATION.  In the event any Registrable RPM
Shares are included in a registration statement under this
Section 2:

                           2.6.1  INDEMNIFICATION OF SHAREHOLDERS.  To the
extent permitted by law, RPM will indemnify and hold harmless each Shareholder requesting or joining in any registration statement under this Section 2, and each person, if any, who controls such Shareholder within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any Prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or arise out of any violation by RPM of any rule or regulation promulgated under the Act applicable to RPM and relating to action or inaction required by RPM in connection with any such registration; and will reimburse each such Shareholder or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.6.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without

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the consent of RPM (which consent shall not be unreasonably withheld) nor shall
RPM be liable in any such case for any such claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, any Prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished expressly for use in connection with such registration by any such Shareholder or controlling person. It is expressly understood among the parties to this Securities Agreement that in no event shall RPM be obligated to agree to indemnify or indemnify, in any respect, any underwriter, broker, dealer or other entity or person effecting the sale, purchasing or otherwise distributing any of the Registrable RPM Shares.

                           2.6.2  INDEMNIFICATION OF RPM.  To the extent
permitted by law, each Shareholder requesting or joining in any registration statement under this Section 2 will indemnify and hold harmless RPM, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls RPM within the meaning of the Act, and each agent for RPM (within the meaning of the Act) against any losses, claims, damages or liabilities to which RPM or any such directors, officers, controlling person or agent may become subject, under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any Prospectus

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contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, any Prospectus, or amendments or supplements thereof, in reliance upon and in conformity with information furnished by such Shareholder for use in connection with such registration; and each such Shareholder will reimburse any legal or other expenses reasonably incurred by RPM or any such director, officer, controlling person or agent in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 2.6.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Shareholder (which consent shall not be unreasonably withheld).

                           2.6.3  NOTIFICATION OF AND PARTICIPATION IN CLAIMS.
Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the Indemnifying Party in writing of the commencement thereof and the Indemnifying Party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly

                                       15

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noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section.

                  2.7 REPORTS UNDER EXCHANGE ACT. With a view to making available to Shareholders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Shareholder to sell securities of RPM to the public without registration, RPM agrees to use its best efforts to (i) make and keep public information available, as those terms are understood and defined in Rule 144, (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iii) furnish to any Shareholder so long as such Shareholder owns any of the Registrable RPM Shares forthwith upon request a written statement by RPM that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of RPM, and such other reports and documents so filed by RPM as may be reasonably requested in availing any Shareholder of any rule or regulation of the SEC permitting the selling of any such securities without registration.

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                  2.8 TRANSFER OF REGISTRATION RIGHTS. The registration rights of Shareholders under this Section 2 may not be transferred to any third party, however, they will inure to the benefit of Shareholders' respective heirs and personal representatives.

3.       UNDERWRITING REQUIREMENTS.
         --------------------------

                  If the total amount of Registrable RPM Shares requested by Shareholders to be included in any registration pursuant to the provisions of
Section 2.2 hereof exceeds the amount of securities which the managing underwriter reasonably and in writing believes to be compatible with the success of the offering, then RPM shall be required to include in the offering only that number of Registrable RPM Shares which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata between Shareholders according to the total amount of securities requested to be included therein owned by each Shareholder or in such other proportions as shall mutually be agreed to by Shareholders).

4. CONTINUITY OF INTEREST; CONTINUITY OF BUSINESS ENTERPRISE.
   ----------------------------------------------------------

                  After having discussed with each other their intentions regarding registration and sale of the Registrable RPM Shares, Shareholders jointly and severally represent and warrant to RPM and to each other that there is no present intention among them to sell such number of the Registrable RPM Shares received by them in the Reorganization as would result in their retaining, in the aggregate, such number of Registrable RPM Shares as would have a value as of the time of the Reorganization of less than 50% of the value of all of the issued and outstanding shares of TCI

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immediately prior to the Reorganization. RPM represents and warrants to
Shareholders that it has no present plan or intention to discontinue the business of TCI or to cause TCI to sell or distribute such of its assets or properties as would result in a failure of TCI to hold substantially all of its assets or properties immediately following the Reorganization.

5.       POOLING-OF-INTERESTS ACCOUNTING.
         --------------------------------

                  Each Shareholder acknowledges and agrees that RPM intends that the Reorganization shall be accounted for on a pooling-of-interests basis and that such Shareholder will not, in addition to any other restriction on transfer of RPM Shares otherwise contained herein, sell or otherwise transfer any of the RPM Shares received by such Shareholder pursuant to the Reorganization until such time as financial results covering at least thirty (30) days of the combined operations of TCI and RPM shall have been published by RPM in a Form 10-Q filed with the SEC, which shall not be later than April 15, 1996.

6. NOTICE OF SALE OF RPM SHARES.
   -----------------------------

                  For a period of three (3) years from the date hereof, in the event a bona fide offer to purchase is made to or solicited by or on behalf of a Shareholder relative to the private sale in one or a series of related transaction(s) of all or substantially all of his Registrable RPM Shares (hereinafter "Offer to Purchase"), such Shareholder shall notify RPM in writing of the price per share and other terms of the Offer to Purchase and the identity of the prospective purchaser or group of purchasers within five (5) days of such Shareholder's receipt of the Offer to Purchase.

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7.       MISCELLANEOUS.
         --------------

                  7.1 NOTICES AND COMMUNICATIONS. Unless otherwise provided herein, any notice or other communication under this Agreement shall be deemed to have been duly given or made on the earlier of (i) the date of receipt or
(ii) the date when the same shall have been posted by certified or registered mail, return receipt requested, in any post office in the United States of America, postage prepaid and addressed to the party to whom such notice or other communication is to be given or made at such party's address set forth below, or to such other address as such party shall designate by written notice to the other parties, as follows:

                  If intended for RPM:

                           RPM, Inc.
                           P.O. Box 777
                           2628 Pearl Road
                           Medina, Ohio 44258
                           Attention: Thomas C. Sullivan

                  with a copy to:

                           Calfee, Halter & Griswold
                           1400 McDonald Investment Center
                           800 Superior Avenue
                           Cleveland, Ohio 44114-2688
                           Attention: William A. Papenbrock, Esq.

                  If intended for the Shareholders:

                           J. Myron Wells
                           P.O. Box 456
                           Ellaville, GA  31806

                           Linda C. Slade
                           8240 Merganser Drive
                           Ponte Verda Beach, FL 32082


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



                           Joseph J. Slade
                           151 West Shore Drive
                           Americus, GA  31709

                           Douglas G. Greene
                           603 South Lee Street
                           Americus, GA  31709

                  with a copy to:

                           Sprouse, Tucker & Ford
                           1925 First Avenue
                           Columbus, Georgia 31901
                           Attention: Charles H. Ford, Jr., Esq.

                  7.2 GOVERNING LAW. The validity, enforceability and construction of this Agreement shall be governed by the laws of the State of Ohio.

                  7.3 PRONOUNS. The use of the feminine, masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.

                  7.4 AMENDMENTS: SUCCESSORS. This Agreement may be amended only by an agreement signed by all of the parties hereto and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  7.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, which may be separately executed by the parties hereto, each of which shall be an original and all of which taken together shall constitute one and the same instrument. In making proof of this Agreement it shall be necessary to produce or account for only one such counterpart signed by or on behalf of the party sought to be charged herewith.

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



                  7.6      SURVIVAL OF REPRESENTATIONS AND WARRANTIES:
LIMITATION OF LIABILITY.

                   (i) The representations and warranties of Shareholders contained in this Agreement shall survive the Closing of the Reorganization Agreement only as provided in Section 4.4 of the Reorganization Agreement; and

                  (ii) RPM agrees that the liability of each Shareholder under this Agreement shall be limited as set forth in Section 5.1 of the Reorganization Agreement.

                  7.7 ENTIRE AGREEMENT. This Agreement, except insofar as it refers to the Reorganization Agreement or any of the other agreements or documents referred to therein, contains the entire agreement and understanding of the parties with respect to the subject matter hereof. No prior agreement, either written or oral, shall be construed to change, amend, alter, repeal or invalidate this Agreement.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.

                                          RPM, INC.


/S/ J. MYRON WELLS                        By /S/ THOMAS C. SULLIVAN
- -----------------------------------          -----------------------------
J. MYRON WELLS                               Thomas C. Sullivan,
                                             Chairman

/S/ LINDA C. SLADE
- -----------------------------------
LINDA C. SLADE


/S/ JOSEPH J. SLADE
- -----------------------------------
JOSEPH J. SLADE


/S/ DOUGLAS G. GREENE
- -----------------------------------
DOUGLAS G. GREENE




                                       22